UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

VENTAS, INC.
(Name of Registrant as Specified In Its Charter)

LAND & BUILDINGS CAPITAL GROWTH FUND, LP L&B GP LP L&B GP LLC L&B OPPORTUNITY FUND, LLC LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC JONATHAN LITT THEODORE BIGMAN JOHN GUINEE, III NORI LIETZ
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), intends to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2024 annual meeting of stockholders of Ventas, Inc., a Delaware corporation (the “Company”).

On January 11, 2024, Jonathan Litt of Land & Buildings issued the following statements on social media, each of which included a link to an article published by Reuters, which can be found at https://finance.yahoo.com/news/land-buildings-mounts-board-challenge-120000064.html:

Jonathan Litt • You
Founder & CIO at Land & Buildings Investment Management
now •

Land & Buildings mounts board challenge at Ventas, Inc., nominates 3 candidates; L&B has a position in VTR
https://lnkd.in/epiGebXC

SEC Legend: https://lnkd.in/e4SSSyWr

yahoo!

Land & Buildings mounts board challenge at Ventas, nominates 3 candidates source
finance.yahoo.com • 2 min read

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), intends to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2024 annual meeting of stockholders of Ventas, Inc., a Delaware corporation (the “Company”).

LAND & BUILDINGS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Land & Buildings Capital Growth Fund, LP (“L&B Capital”), L&B GP LP (“L&B GP”), L&B GP LLC, L&B Opportunity Fund, LLC (“L&B Opportunity”), Land & Buildings Investment Management, LLC (“L&B Management”), Jonathan Litt, Theodore Bigman, John Guinee, III and Nori Lietz.

As of the date hereof, L&B Capital directly owns 159,443 shares of common stock, par value $0.25 per share, of the Company (the “Common Stock”). L&B GP, as the general partner of L&B Capital, may be deemed to beneficially own the 159,443 shares of Common Stock owned by L&B Capital. L&B GP LLC, as the general partner of L&B GP, may be deemed to beneficially own the 159,443 shares of Common Stock owned by L&B Capital. As of the date hereof, L&B Opportunity directly owns 49,372 shares of Common Stock. As of the date hereof, 733,697 shares of Common Stock were held in a certain account managed by L&B Management (the “Managed Account”). L&B Management, as the investment manager of each of L&B Capital and L&B Opportunity, and as the investment advisor of the Managed Account, may be deemed to beneficially own the 942,512 shares of Common Stock directly owned by L&B Capital and L&B Opportunity and held in the Managed Account. Mr. Litt, as the managing principal of L&B Management, may be deemed to beneficially own the 942,512 shares of Common Stock directly owned by L&B Capital and L&B Opportunity and held in the Managed Account. As of the date hereof, Mr. Bigman directly owns 1,285 shares of Common Stock. As of the date hereof, neither Mr. Guinee nor Ms. Lietz own any shares of Common Stock.